Exhibit 99.1

Bridgetown Holdings Ltd. Announces Receipt of Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

Hong Kong, June 3, 2021 (GLOBE NEWSWIRE) – Bridgetown Holdings Ltd. (NASDAQ: BTWNU) (the “Company”) today announced that it has received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the "Form 10-Q") in a timely fashion. The Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria established in Nasdaq Listing Rule 5250(c)(1).

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021, on April 12, 2021, the staff of the Division of Corporation Finance of the Securities Exchange Commission issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “Staff Statement”). As a result of the Staff Statement, the Company was unable to meet the filing deadline for its Form 10-Q due to the Company’s conclusion that its outstanding warrants should be accounted for as a liability and the resulting scope and process for updating the Company’s financial statements accordingly. The extension period provided under Rule 12b-25 expired on May 24, 2021.

Nasdaq has informed the Company that, under Nasdaq rules, the Company will have 60 calendar days from the date of the Notice (May 28, 2021), or until July 27, 2021, to submit a plan to regain compliance with the Nasdaq rules. The Company can regain compliance with Nasdaq listing standards during this sixty-day period when the Company files its Form 10-Q with the SEC. If Nasdaq accepts the Company's plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-Q (May 24, 2021), or until November 22, 2021, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

As noted above, the Company is working diligently to complete its Form 10-Q. The Company intends to file the Form 10-Q as soon as practicable to regain compliance with the Nasdaq Listing Rules.

No assurance can be given that the Company will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules.

About Bridgetown Holdings Limited

Bridgetown Holdings Limited is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company intends to focus on a target with operations or prospective operations in the technology, financial services, or media sectors in Southeast Asia. The Company is led by Chief Executive Officer and Chief Financial Officer, Daniel Wong, and Chairman Matt Danzeisen.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Pansy Poon

+852-6609-8565

Pansy.yt.poon@pcg-group.com